Exhibit 10.1(c)

SPANSION INC.

2010 EQUITY INCENTIVE AWARD PLAN

STOCK OPTION AWARD

The following sets forth the terms of your Spansion Inc. Stock Option Award (“Option”).

Employee Name:
Stock ID:
Grant Number:
Grant Date:
Per Share Exercise Price:
Number of Shares
Type:	Nonstatutory Stock Option
Expiration Date:	7 years after the Grant Date above, subject to earlier termination

Vesting Schedule:

Subject to acceleration in certain circumstances, the Option vests and becomes exercisable on the following dates:

•     1/3rd of the Option on first anniversary of Grant Date

•     1/36th of the Option monthly thereafter

The Stock Option Award that is described and made pursuant to this Stock Option Agreement (as amended from time to time, this “Option Agreement”) is granted under the Spansion Inc. 2010 Equity Incentive Award Plan, including any applicable foreign Sub-Plan, (as amended from time to time, the “Plan”). To the extent you provide services to the Company outside of the United States, the Options will also be subject to the special provisions set forth in Exhibit A, including any sub-plans referenced therein. By electronically acknowledging and accepting this Option within 30 days after the date of the electronic mail notification to you of the grant of this Option (the “Electronic Notification Date”), you agree to be bound by the terms and conditions herein, the Plan and all conditions established by the Company in connection with awards issued under the Plan. In order to vest in the Option you must accept this Option within 30 days of the Electronic Notification Date. If you fail to accept this Option within 30 days of the Electronic Notification Date the Option will be cancelled and forfeited.

The following terms and conditions apply to the Stock Option granted pursuant to this Option Agreement.

Company; Defined Terms:

“Company” shall mean Spansion Inc., and, except as the context may otherwise require, references to “Company” shall be deemed to include its subsidiaries and affiliates.

To the extent not defined herein, capitalized terms shall have the meanings ascribed to them in the Plan.

Type of Award:	The Option shall entitle the Holder to purchase that number of shares of Common Stock set forth above for the per share exercise price set forth above upon the terms and conditions set forth herein and in the Plan.

Brokerage Account Requirement:	As a condition to the grant of the Option, the Holder agrees to open and maintain a brokerage account at the Company’s designated stock broker at all times that the Option remains outstanding.

Vesting:

The Option vests and becomes exercisable according to the schedule set forth above. The Option will vest on such dates only if the Holder remains in continuous Service (as defined below) with the Company from the Grant Date through such vesting date. “Service” for purposes of this Option Agreement shall mean employment as an Employee, or service to the Company as a Director or Consultant.

Notwithstanding the foregoing, upon a Change in Control prior to Holder’s Termination of Service, this Option shall automatically be fully vested and exercisable and, if applicable, any forfeiture restrictions or rights of repurchase thereon or any Common Stock purchasable upon exercise of the Option shall immediately lapse. In anticipation of a Change in Control, the Administrator may cause the Option to terminate at a specific time in the future, including but not limited to the date of such Change in Control.

Termination:

To the extent unvested, the Option will be forfeited upon termination of Service and the vested portion of the Option will remain outstanding and exercisable until the earliest of the following:

(i) the Expiration Date set forth above;

(ii) the expiration of three (3) months from the date of the Holder’s Termination of Service, unless such termination occurs by reason of the Holder’s death or Disability; or

(iii) the expiration of one (1) year from the date of the Holder’s Termination of Service by reason of the Holder’s death or total and permanent disability (within the meaning of Section 22(e)(3) of the Code).

Exercise:

If the Holder elects to exercise some or all of the vested portion of the Option, the Holder may do so by filing an electronic request in accordance with procedures established by the Company. The Option may not be exercised for a fractional share. The Option shall be deemed exercised upon the receipt by the Company of such notice and full payment for the shares of Common Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax as described below. The Option exercise price may be paid by the Holder depositing cash in an amount equal to the exercise price in the Holder’s brokerage account designated by the Company (and instructing the broker to pay such cash amount to the Company) or by Selling to Cover (as defined below), provided, that Selling to Cover shall not be permitted during any period in which the Holder is prohibited from trading in the Common Stock under any policy of the Company or by reason of the Exchange Act. Holder shall provide any written representations as may be required in the Administrator’s reasonable discretion to evidence compliance with the Securities Act or any other applicable law rule, or regulation.

For the purposes of this Agreement, “Selling to Cover” shall mean selling that number of shares of Common Stock necessary to provide proceeds in an amount equal to the exercise price and/or tax withholding obligations and instructing the broker to pay the proceeds to the Company.

Tax Withholding:

The Holder is responsible for satisfying the minimum statutory Federal, state, foreign and local taxes and any employment, disability, social welfare or other legally required withholdings with respect to the exercise of the Option. Any such tax withholding obligations shall be satisfied by the Holder depositing cash in an amount equal to such obligations in the Holder’s brokerage account designated by the Company (and instructing the broker to pay such cash amount to the Company) to the Company or by the Holder Selling to Cover in an amount necessary to satisfy such obligations.

The Holder is encouraged to consult with a tax advisor regarding the tax consequences of the Option and participation in the Plan.

Transferability of Option:	The Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, provided that in the event of the Holder’s death, shares deliverable or amounts payable with respect to the Option shall be delivered or paid, as applicable, to the Holder’s designated beneficiary. If applicable, the Administrator will advise Holders with respect to the procedures for naming and changing designated beneficiaries.

Rights as a Stockholder:	Until the shares of Common Stock are issued and delivered, a Holder will have no rights as a stockholder with respect to the shares of

Common Stock subject to the Option.

No Right to Continued Employment:	Neither the Option nor this Agreement confers upon the Holder any right to continue to be an employee of the Company or any of its subsidiaries or interferes in any way with the right of the Company or any of its subsidiaries to terminate the Holder’s employment at any time.

Additional Terms for Holders Providing Services Outside the United States:	To the extent Holder provides services to the Company in a country other than the United States, the Option shall be subject to such additional or substitute terms as shall be set forth for such country in Exhibit A attached hereto, including any sub-plans referenced therein.

Data Privacy:	By acceptance of this Option, the Holder acknowledges and consents to the collection, use, processing and transfer of personal data as described below. The Company, its affiliates and the Holder’s employer hold certain personal information, including the Holder’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, salary, nationality, job title, and any equity compensation grants or Common Stock awarded, cancelled, purchased, vested, unvested or outstanding in the Holder’s favor, for the purpose of managing and administering the Plan (“Data”). The Company and its affiliates will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the United States, the European Economic Area, or elsewhere. The Holder hereby authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Holder to a third party with whom the Holder may have elected to have payment made pursuant to the Plan. The Holder may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company; however, withdrawing the consent may affect the Holder’s ability to participate in the Plan and receive the benefits intended by this Option.

No impact on other rights:	Participation in the Plan is voluntary. The value of the Option is an extraordinary item of compensation outside the scope of Holder’s normal employment and compensation rights, if any. As such, the Option are not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pensions or retirement benefits or similar payments unless specifically and otherwise provided in the plans or agreements governing such compensation. The Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company, in its sole discretion, at any time. The grant of Option under the Plan is a one-time benefit and does not create any contractual or other right to receive any other grant of Option or other awards under the Plan in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the timing of the grant, the form of award, number of shares of Common Stock subject to an award, vesting, and exercise provisions, as relevant.

EXHIBIT A

TO SPANSION INC.

2010 EQUITY INCENTIVE AWARD PLAN

STOCK OPTION AWARD

This Exhibit A to the Spansion Inc. 2010 Equity Incentive Award Plan (the “Plan”) Stock Option Award (“Option Agreement”) includes special terms and conditions applicable to Holders in the countries below. These terms and conditions are in addition to or substitute for, as applicable, those set forth in the Option Agreement. Any capitalized term used in this Exhibit A without definition shall have the meaning ascribed to such term in the Plan or the Option Agreement, as applicable.

Each Holder is advised to seek appropriate professional advice as to how the relevant exchange control and tax laws in the Holder’s country may apply to the Holder’s individual situation.

CHINA

Limitations on Exercise. Due to local exchange control regulations, the Holder is required to use the cashless “sell-all” exercise method using a broker who, upon exercise of the Option, will simultaneously sell all of the shares of Common Stock that the Holder is entitled to upon exercise, use the proceeds to pay the exercise price (plus any Tax-Related Items (as defined below)) to the Company and remit the balance to the Holder in cash. Depending on the development of local laws, the Company reserves the right to provide the Holder with additional methods of exercising the Option prior to exercise.

Responsibility for Taxes. Regardless of any action the Company takes with respect to any or all income tax, social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Holder acknowledges that the ultimate liability for all Tax-Related Items legally due by Holder is and remains his or her responsibility and that the Company (1) makes no representations or undertaking regarding treatment of any Tax-Related Items in connection with any aspect of the Option grant, including the grant, vesting or exercise of the Option, or sale of shares of Common Stock issued pursuant to such exercise; and (2) does not commit to structure the terms of the grant or any aspect of the Option to reduce or eliminate the Holder’s liability for Tax-Related Items. Prior to exercise of the Option, the Holder shall make adequate arrangements satisfactory to the Company to satisfy all withholding and payment on account obligations of the Company. In this regard, the Holder authorizes the Company to withhold all applicable Tax-Related Items legally payable by Holder from Holder’s wages or other cash compensation paid to Holder by the Company or from proceeds of the sale of the shares of Common Stock. Alternatively, or in addition, the Company may sell or arrange for the sale of shares of Common Stock to meet the withholding obligation for Tax-Related Items.

FINLAND

No country-specific Option Agreement terms apply.

FRANCE

Sub-Plan.

The Option shall be deemed granted under and subject to the terms of the 2010 Equity Incentive Award Plan French Sub-Plan – Options.

Data Privacy.

This provision replaces the “Data Privacy” section of the Option Agreement.

By acceptance of this Option, the Holder acknowledges and consents to the collection, use, processing and transfer of personal data as described below. The Company, its affiliates and the Holder’s employer hold certain personal information, including the Holder’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, employment history and status, salary, nationality, job title, and any equity compensation grants or Common Stock awarded, cancelled, purchased, vested, unvested or outstanding in the Holder’s favor, for the purpose of managing and administering the Plan (“Data”). The Company and its affiliates will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. Currently, the third party is [ — ], [address], however the Company may retain additional or different third parties for any of the purposes mentioned. The Company may also make the Data available to public authorities where required under locally applicable law. These recipients may be located in the United States, the European Economic Area, or elsewhere, which the Holder separately and expressly consents to, accepting that outside the European Economic Area, data protection laws may not be as protective as within. The Holder hereby authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Holder to a third party with whom the Holder may have elected to have payment made pursuant to the Plan. The Holder may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company through its local H.R. Director; however, withdrawing the consent may affect the Holder’s ability to participate in the Plan and receive the benefits intended by this Option. Data will only be held as long as necessary to implement, administer and manage the Holder’s participation in the Plan and any subsequent claims or rights.

French Language Provision. By accepting this award, Holder confirms having read and understood the documents relating to the Plan which were provided to Holder in the English language. Holder accepts the terms of those documents accordingly.

French translation: En acceptant ce contrat vous confirmez ainsi avoir lu et compris les documents relatifs au Plan qui vous ont été communiqués en langue anglaise. Vous en acceptez les termes en connaissance de cause.

GERMANY

Acceptance of Option Agreement. Notwithstanding the terms of the Option Agreement, a Holder must acknowledge and accept the Option Agreement by signing a copy of the Option Agreement and returning the original signed document within 30 days after the date of the electronic mail notification of the grant of the Option. For the avoidance of doubt, this Option Agreement cannot be accepted electronically. Please sign and return the Option Agreement to: [Name and address of who receives original signature from Holder]

No Impact on Other Rights. The grant of Options under the Plan is a one-time benefit and does not create any contractual or other right to receive any other grant of Options or other awards under the Plan in the future.

Consent to Personal Data Processing and Transfer.

This provision replaces the “Data Privacy” section of the Option Agreement.

By acceptance of this Option, the Holder acknowledges and consents to the collection, use, processing and transfer of personal data as described below. The Company, and the Holder’s employer hold certain personal information, including the Holder’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, salary, nationality, job title, and any equity compensation grants or Common Stock awarded, cancelled, purchased, vested, unvested or outstanding in the Holder’s favor, for the purpose of managing and administering the Plan (“Data”). The Company and the Holder’s employer will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan, at the time being [full names and addresses of other entities within the group of companies and outside including the job titles of the persons who will receive the data or process them at each location]. These recipients are located in the European Economic Area, but also outside and in so-called insecure third-party countries that do not guarantee the data privacy protection level of the European Economic Area, for example the United States [possibly list other third party countries, if applicable]. The Holder hereby authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Holder to a third party with whom the Holder may have elected to have payment made pursuant to the Plan. The Holder may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company; however, withdrawing the consent may affect the Holder’s ability to participate in the Plan and receive the benefits intended by this Option.

ISRAEL

Sub-Plan.

The Award shall be deemed granted under and subject to the terms of the 2010 Equity Incentive Award Plan Sub-Plan – Israel (the “Sub-Plan”). Capitalized terms not otherwise defined herein or in the Plan shall have the meanings ascribed in the Sub-Plan.

Acceptance of Option Agreement. By electronically acknowledging and accepting this Option, Holder acknowledges and agrees to the following:

•

The Option is granted under and governed by the Plan (including the Sub-Plan), Section 102(b)(2) of the Income Tax Ordinance (New Version) – 1961 and the Rules promulgated in connection therewith (“Section 102”), and the Trust Agreement.

•	The shares of Common Stock issued upon exercise of this Option will be issued to the Trustee to hold on Holder’s behalf, pursuant to the terms of Section 102 and the Trust Agreement.

•

Holder is familiar with the terms and provisions of Section 102, particularly the Capital Gains Track described in subsection (b)(2) thereof, and agrees that Holder will not require the Trustee to release or sell this Option or underlying shares of Common Stock during the Restricted Holding Period, unless permitted to do so by applicable law.

Exercise.

This provision replaces the “Exercise” section of the Option Agreement.

If the Holder elects to exercise some or all of the vested portion of the Option, the Holder may do so by filing an electronic request in accordance with procedures established by the Company. The Option may not be exercised for a fractional share. The Option shall be deemed exercised upon the receipt by the Company of such notice and full payment for the shares of Common Stock with respect to which the Option or portion thereof is exercised, including payment of any applicable withholding tax as described below. The Option exercise price may be paid by the Holder depositing cash in an amount equal to the exercise price in the Holder’s brokerage account designated by the Company (and instructing the broker to pay such cash amount to the Company) or by such other means as permitted by the Administrator from time to time. Holder shall provide any written representations as may be required in the Administrator’s reasonable discretion to evidence compliance with the Securities Act or any other applicable law rule, or regulation.

Data Privacy.

This provision replaces the “Data Privacy” section of the Option Agreement.

By acceptance of this Option, the Holder acknowledges and consents to the collection, use, processing and transfer of personal data as described below. The Company, its affiliates and the Holder’s employer hold certain personal information, including the Holder’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, salary, nationality, job title, and any equity compensation grants or Common Stock awarded, cancelled, purchased, vested, unvested or outstanding in the Holder’s favor, for the purpose of managing and administering the Plan (“Data”). The Company and its affiliates will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the United States, the European Economic Area, or elsewhere. The Holder hereby authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Holder to a third party with whom the Holder may have elected to have payment made pursuant to the Plan, including transfers outside of Israel and further transfers thereafter. The Holder may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company; however, withdrawing the consent may affect the Holder’s ability to participate in the Plan and receive the benefits intended by this Option.

ITALY

This provision replaces the “Data Privacy” section of the Option Agreement.

Data Privacy Notice and Consent.

Holder hereby explicitly and unambiguously consents to the collection, use, processing and transfer, in electronic or other form, of personal data as described in this section of Exhibit A by and among, as applicable, the Company and any Subsidiary for the exclusive purpose of implementing, administering and managing Holder’s participation in the Plan.

Holder understands that the Company and any Subsidiary may hold certain personal information about Holder, including but not limited to, Holder’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Common Stock or directorships held in the Company, details of the Options or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in Holder’s favor, for the exclusive purpose of managing and administering the Plan (“Personal Data”).

Holder also understands that providing the Company with Personal Data is necessary for the performance of the Plan and that Holder’s denial to provide Personal Data would make it impossible for the Company to perform its contractual obligations and may affect Holder’s ability to participate in the Plan. The Controller of Personal Data processing is Spansion Inc., with registered offices at 915 DeGuigne Drive, P.O. Box 3453, Sunnyvale, California 94088, United States of America, and, pursuant to Legislative Decree no. 196/2003, its representative in Italy is [name and address of registered office in Italy].

Holder understands that Personal Data will not be publicized, but it may be transferred to banks, other financial institutions or brokers involved in the management and administration of the Plan. Holder further understands that the Company and/or a Subsidiary will transfer Personal Data amongst themselves as necessary for the purpose of implementation, administration and management of Holder’s participation in the Plan, and that the Company and/or a Subsidiary may each further transfer Personal Data to third parties assisting the Company in the implementation, administration and management of the Plan, including any requisite transfer of Personal Data to a broker or other third party with whom Holder may elect to deposit any Shares acquired under the Plan. Such recipients may receive, possess, use, retain and transfer Personal Data in electronic or other form, for the purposes of implementing, administering and managing Holder’s participation in the Plan. Holder understands that these recipients may be located in or outside the European Economic Area, such as in the United States or elsewhere. Should the Company exercise its discretion in suspending all necessary legal obligations connected with the management and administration of the Plan, it will delete Personal Data as soon as it has accomplished all the necessary legal obligations connected with the management and administration of the Plan.

Holder understands that Personal Data processing related to the purposes specified above shall take place under automated or non-automated conditions, anonymously when possible, that comply with the purposes for which Personal Data is collected and with confidentiality and security provisions as set forth by applicable laws and regulations, with specific reference to Legislative Decree no. 196/2003.

The processing activity, including communication, the transfer of Personal Data abroad, including outside of the European Economic Area as specified herein and pursuant to applicable laws and regulations, does not require Holder’s consent thereto as the processing is necessary to performance of contractual obligations related to implementation, administration and management of the Plan. Holder understands that, pursuant to Section 7 of the Legislative Decree no. 196/2003, Holder has the right to, including but not limited to, access, delete, update, correct or stop, for legitimate reason, the Personal Data processing. Furthermore, Holder is aware that Personal Data will not be used for direct marketing purposes. In addition, Personal Data provided can be reviewed and questions or complaints can be addressed by contacting Holder’s human resources department.

JAPAN

Data Privacy.

This provision replaces the “Data Privacy” section of the Option Agreement.

By acceptance of this Option, the Holder acknowledges and consents to the collection, use, processing and transfer of personal data as described below. The Company, [specify affiliates that may have access to the personal information], and the Holder’s employer hold the following personal information for the purpose of managing and administering the Plan (“Data”): the Holder’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, salary, nationality, job title, and any equity compensation grants or Common Stock awarded, cancelled, purchased, vested, unvested or outstanding in the Holder’s favor [add any other particular categories of personal information to be used by the affiliates]. From time to time, the Company may change the scope of its affiliates that hold, use or process Holder’s personal information or the scope of Holder’s personal information to be held, used or processed by the Company, its affiliates and the Holder’s employer, by providing, or made easily accessible, information about such change to the Holder. The Company and its affiliates will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the United States, the European Economic Area, or elsewhere. The Holder hereby authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Holder to a third party with whom the Holder may have elected to have payment made pursuant to the Plan. The Holder may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company; however, withdrawing the consent may affect the Holder’s ability to participate in the Plan and receive the benefits intended by this Option.

KOREA

No country-specific Option Agreement terms apply.

MALAYSIA

No country-specific Option Agreement terms apply.

SINGAPORE

No country-specific Option Agreement terms apply.

SWEDEN

No country-specific Option Agreement terms apply.

TAIWAN

No country-specific Option Agreement terms apply.

THAILAND

No country-specific Option Agreement terms apply.

THE NETHERLANDS

Data Privacy.

This provision replaces the “Data Privacy” section of the Option Agreement.

By acceptance of this Option, the Holder acknowledges and consents to the collection, use, processing and transfer of personal data as described below. The Company, its affiliates and the Holder’s employer hold certain personal information, including the Holder’s name, home address and telephone number, date of birth, citizen service number (burgerservicenummer) (former social security number) or other employee tax identification number (insofar as allowed), salary, nationality, job title, and any equity compensation grants or Common Stock awarded, cancelled, purchased, vested, unvested or outstanding in the Holder’s favor, for the purpose of managing and administering the Plan (“Data”). The Company and its affiliates will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. Currently, the third parties are [ — ], [address], however the Company may retain additional or different third parties for any of the purposes mentioned. These recipients may be located in the United States, the European Economic Area, or elsewhere. Countries outside the European Economic Area do not provide for a similar level of data protection as within the European Economic Area further to the European Data Protection Directive 95/46/EC. The Holder hereby authorizes them to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Holder to a third party with whom the Holder may have elected to have payment made pursuant to the Plan. The

Holder may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company; however, withdrawing the consent may affect the Holder’s ability to participate in the Plan and receive the benefits intended by this Option. The Holder understands that he or she may request a list of the names and addresses of the third party recipients of Data by contacting the Company through its local H.R. Director at [address].

UNITED KINGDOM

Eligible Individual. For the purpose of Options awarded in the UK, only Employees are Eligible Individuals.

Tax Withholding.

The following is added to the “Tax Withholding” section of the Option Agreement.

The Holder will be liable for and agrees to indemnify and keep indemnified the Company, any subsidiary and his/her employing company, if different, from and against any liability for or obligation to pay any Tax Liability (a “Tax Liability” being any liability for income tax, employee’s National Insurance contributions and, at the discretion of the Company, employer’s National Insurance Contributions) that is attributable to (1) the grant or exercise of, or any benefit derived by the Holder from, the Option, (2) the acquisition by the Holder of the Common Stock on exercise of the Option, or (3) the disposal of any Common Stock.

At the discretion of the Company, the Option cannot be exercised until the Holder has entered into an election with the Company (or his/her employer) (as appropriate) in a form approved by the Company and Her Majesty’s Revenue & Customs (a “Joint Election”) under which any liability of the Company and/or the employer for employer’s National Insurance contributions arising in respect of the granting, vesting, exercise of or other dealing in the Option, or the acquisition of Common Stock on exercise of the Option, is transferred to and met by the Holder.

The Option cannot be exercised until the Holder has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the Option and/or the acquisition of the Common Stock by the Holder. The Company shall not be required to issue, allot or transfer Common Stock until the Holder has satisfied this obligation.

No Right to Continued Employment.

This provision replaces the “No Right to Continued Employment” section of the Option Agreement.

Neither the Option nor this Agreement:

(i)	confers upon the Holder any right to continue to be an employee of the Company or any of its subsidiaries or interferes in any way with the right of the Company or any of its subsidiaries to terminate the Holder’s employment at any time; or

(i)	forms part of the Holder’s entitlement to remuneration and benefits in terms of his/her employment, or affects the Holder’s terms and conditions of employment.

Data Privacy.

This provision replaces the “Data Privacy” section of the Option Agreement.

By acceptance of this Option, the Holder acknowledges and consents to the collection, use, processing and transfer of personal data as described below. The Company, its affiliates and the Holder’s employer hold certain personal information (including sensitive personal information) such as the Holder’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, salary, nationality, job title, and any equity compensation grants or Common Stock awarded, cancelled, purchased, vested, unvested or outstanding in the Holder’s favor, for the purpose of managing and administering the Plan (“Data”). By participating in the Plan, the Holder agrees that the Company and its affiliates may hold and process such Data, and may transfer Data to any third parties assisting the Company or its affiliates in the implementation, administration and management of the Plan. These recipients may be located in the United States, the European Economic Area, or elsewhere. The Holder hereby authorizes them to receive, possess, process, use, hold, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan and in the course of the Company’s business, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Holder to a third party with whom the Holder may have elected to have payment made pursuant to the Plan. The Holder may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company; however, withdrawing the consent may affect the Holder’s ability to participate in the Plan and receive the benefits intended by this Option.